Exhibit 99.1

Zoned Properties to Launch Corporate Social Responsibility Program

Corporate Social Responsibility (CSR) and Triple-Set (SSS) Development Model to Set the Standard for Social and Ethical Behavior for the Emerging Licensed Marijuana Industry

SCOTTSDALE, Ariz., May 24, 2016 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY) (the “Company” or “Zoned Properties”), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed marijuana industry, today announced its intent to develop and adopt a Corporate Social Responsibility (“CSR”) Program, setting a high standard for social, economic, and environmental business operations and practices. Zoned Properties will develop its CSR program in order to directly influence the evolution of the licensed marijuana industry, one of the Company’s targeted emerging industries.

On May 23, 2016, the Board of Directors of Zoned Properties adopted a resolution to develop a CSR program and tasked its Chief Executive Officer, Bryan McLaren, with the responsibility of developing the standards for the Company. Over the past decade, a growing number of Fortune 500 companies have adopted CSR programs representing an increased commitment to sustainable development and ethical practices.

Bryan McLaren, Chief Executive Officer of Zoned Properties, stated, “The development of a Corporate Social Responsibility program is essential in creating accountability for our Triple-Set (SSS) development model that focuses on sophisticated, safe, and sustainable design principles. A commonly accepted description of Corporate Social Responsibility is the commitment by an organization to behave ethically and contribute to economic development while improving the quality of life of the organization’s workforce as well as of the local community and society at large. This charter fits well with our vision of being recognized for creating the standard in property development for emerging industries, while increasing community prosperity and shareholder returns. We are committed to being at the forefront of the evolution of the licensed marijuana industry and encourage others to join us in this process.”

Zoned Properties’ Triple-Set (SSS) development model operates on a foundation of building long-term relationships with local municipalities, licensed operators, and investors. Mr. McLaren has successfully developed sustainability programs throughout his professional career with an educational foundation to support this directive, including a Masters in Sustainable Communities, an Executive Masters in Sustainability Leadership, and an MBA in Sustainable Development.

“We are excited to develop and implement a CSR program, which will give us the opportunity to positively influence a rapidly emerging industry that likely will have a great impact on the social, economic, and environmental aspects of our communities,” continued Mr. McLaren. “Zoned Properties has proven that ethical, responsible and transparent approaches to this industry can produce strong working relationships with conservative municipalities. I challenge my colleagues and peers to implement their own CSR programs and extend an invitation for collaboration with Zoned Properties.”

About Zoned Properties, Inc. (OTCQX: ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas

Managing Partner

Hayden IR

Tel (646) 536-7331

brett@haydenir.com